Exhibit 99.1
For further information:

Media Contact:
Amy Yuhn
312-564-1378
ayuhn@theprivatebank.com

Investor Relations Contact:
Jeanette O'Loughlin
312-564-6076
joloughlin@theprivatebank.com

For Immediate Release

PrivateBancorp Announces Second Quarter 2015 Earnings Schedule

CHICAGO, June 29, 2015 – PrivateBancorp, Inc. (NASDAQ: PVTB) today announced it intends to release its second quarter 2015 earnings on July 16, 2015, before the market open. The company will host a conference call for investors and analysts at 11 a.m. ET (10 a.m. CT) on the same day. The call-in number is (888) 782-9127 (U.S. and Canada) or (706) 634-5643 (International). Call participants should request the PrivateBancorp Second Quarter 2015 Earnings Call or conference ID: 72801553. A live webcast of the call can be accessed through the "Second Quarter 2015 Earnings Conference Call" link at investor.theprivatebank.com.

An audio archive of the call will be available at investor.theprivatebank.com approximately two hours after the call ends. A telephone replay will also be accessible after completion of the call through 11:59 p.m. ET, July 30, 2015, by dialing (855) 859-2056 and entering the conference ID number: 72801553. The replay number for international callers is (404) 537-3406.

About PrivateBancorp, Inc.

PrivateBancorp, Inc., through its subsidiary The PrivateBank, delivers customized business and personal financial services to middle-market companies, as well as business owners, executives, entrepreneurs and families in all of the markets and communities it serves. As of March 31, 2015, the Company had 34 offices in 11 states and $16.4 billion in assets. The Company's website is www.theprivatebank.com.